Exhibit 4.2



NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN COUNTRY. THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED UNLESS SUCH TRANSACTION IS REGISTERED PURSUANT TO THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION.

                           CONVERTIBLE PROMISSORY NOTE

$3,500,000.00 (U.S.)                                          February 21, 2003
                                                              Wanchai, Hong Kong

         FOR VALUE RECEIVED, subject to the terms and conditions hereinafter set forth in this Convertible Promissory Note ("Note"), the undersigned, TEDA TRAVEL INCORPORATED, a Florida corporation (the "Company" or "Maker"), with a principal address of Suite 1801, Chinachem Johnston Plaza, 178 Johnston Road, Wanchai, Hong Kong, hereby promises to pay to the order of MAGNOLIA GROUP HOLDINGS LIMITED, a corporation registered in the British Virgin Islands ("Payee"), with a principal address of Unit 1602, 16/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong, or such other address as Payee shall specify in writing to Maker, in lawful money of the United States and in immediately available funds, the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00) (U.S.) or the aggregate unpaid principal balance of all amounts from time to time outstanding hereunder as set forth in the Schedule to this Note attached hereto as Exhibit A and by this reference incorporated herein, whichever amount is less.

         1. Payment Obligation. If not sooner converted into common stock of the Company in accordance with Section 2 below, the principal amount of this Note shall be due and payable on February 23, 2004 (the "Maturity Date"), together with all interest accrued thereon through and including the Maturity Date at the rate of two percent (2%) simple interest per annum. No payment of principal or interest shall be due or payable from Maker to Payee prior to the Maturity Date.

         2. Conversion.

         2.1. Automatic Conversion. Entirely subject to and upon compliance with the provisions of this Section 2.1, and all of the conditions set forth in
Section 2.2 herein and elsewhere in this Note, on the date (the "Conversion Date") on which Payee receives the "Certificate of Satisfaction" (as defined in
Section 2.3 below), this Note shall, without any action required on the part of either Maker or Payee, automatically convert into, and Maker shall be required to issue and Payee shall be required to accept, in lieu of payment of the indebtedness evidenced hereby, a number of shares of the Company's common stock equal to the quotient of (a) a sum equal to the entire outstanding principal amount of this Note, divided by (b) the "Conversion Price" (as defined in Section 2.8 herein) in effect as of the Conversion Date.

         2.2. Conditions to Conversion. The Board of Directors of the Company has duly adopted resolutions (i) approving the terms of this Note, (ii) setting forth amendments (the "Proposed Amendments") to the Articles of Incorporation of the Company to authorize a suff icient increase in the authorized number of shares of common stock of the Company for issuance upon conversion of this Note, and (iii) directing that the Proposed Amendments be submitted to the shareholders of the Company for approval at the next annual meeting of shareholders of the Company called, in part, for such purpose. The automatic conversion hereof is expressly conditioned upon and shall not occur unless and until each of the following conditions (the "Conversion Conditions") shall have been satisfied:

                  2.2.1. the shareholders of the Company shall have adopted the Proposed Amendments;

                  2.2.2. Articles of Amendment amending the Articles of Incorporation of the Company in conformity with the Proposed Amendments shall have been prepared, executed, filed and recorded, and shall have become effective, in accordance with Section 607.1006 of the Florida Business Corporation Act, as amended; and

                  2.2.3. the Board of Directors of the Company shall have reserved a sufficient number of shares of common stock of the Company for issuance upon conversion of this Note.

         2.3. Certificate of Satisfaction. Subject to the fiduciary duties of its directors, officers and agents under applicable law, the Company shall use its reasonable best efforts promptly to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to satisfy the Conversion Conditions. Upon fulfillment of the Conversion Conditions, the Company shall promptly deliver to Payee a certificate (the "Certificate of Satisfaction") to that effect executed by an authorized officer of the Company.

         2.4. Issuance of Share Certificates. As promptly after the Conversion Date as reasonably practicable, the Company shall instruct its transfer agent to issue and deliver to Payee at the address of Payee set forth on the Company's records, without any charge to Payee, a certificate or certificates issued in the name of Payee for the number of full shares of common stock of the Company issuable upon the conversion of this Note.

         2.5. Status upon Conversion. Upon conversion of this Note, Payee shall be deemed to have become the shareholder of record of the shares of common stock into which this Note is converted on the Conversion Date (unless the transfer books of the Company are closed on that date, in which event Payee shall be deemed to have become the shareholder of record on the next succeeding day on which the transfer books are open).

         2.6. Taxes upon Conversion. The Company shall pay any and all taxes (other than taxes in respect of income or gross receipts) that may be payable in respect of the issuance or delivery of any shares of common stock on conversion of this Note.

         2.7. Elimination of Fractional Interests. No fractional shares of common stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of common stock shall be rounded up to the nearest whole share.

         2.8. Conversion Price; Adjustment. The initial conversion price ("Conversion Price") of this Note shall be Fifty Cents ($0.50) (U.S.) per share. The Conversion Price reflects the mutual intention of Maker and Payee that, in the event that the total outstanding principal of this Note is Three Million Five Hundred Thousand Dollars ($3,500,000.00) (U.S.) as of the Conversion Date, upon conversion of this Note in accordance with the terms and conditions hereof Payee shall be entitled to receive a total of Seven Million (7,000,000) shares of the Company's common stock, which amount of shares would, together with the One Million Seven Hundred Ten Thousand (1,710,000) shares of the Company's common stock owned by Payee as of the date hereof, make Payee the owner of sixty-seven point two percent (67.2%) of the Company's total outstanding shares of common stock as of the Conversion Date. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Board of Directors of the Company shall make such adjustments in the number and kind of shares of stock of the Company subject to conversion pursuant to this Note or in the Conversion Price, as it deems necessary and appropriate, in its sole and absolute discretion, to give effect to the aforementioned intention of Maker and Payee; provided, however, that no such adjustment shall give Payee any additional benefits under this Note. In the event of any adjustment pursuant to this Section 2.8, the Company promptly shall: (i) place on file at its principal executive office an officer's certificate signed by the chief financial officer or controller of the Company showing in appropriate detail the facts requiring such adjustment, the computation thereof, and the adjusted Conversion Price, and shall exhibit the certificate from time to time to Payee of this Note if Payee desires to inspect the same; and (ii) mail or cause to be mailed to Payee, in the manner provided for giving notice pursuant to this Note, a notice stating that such adjustment has been made and setting forth the adjusted Conversion Price.

         2.9. Reservation of Shares. The Company shall at all times from and after the first date on which the Conversion Conditions are satisfied, reserve and keep available out of its authorized and unissued shares of common stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares as shall from time to time be sufficient to effect the conversion of this Note. The Company covenants that all shares of common stock issued upon conversion of this Note in compliance with the terms hereof will be duly and validly issued and fully paid and non-assessable.

         2.10. Exemption from Registration. Payee by its acceptance of this Note acknowledges that any shares of the Company's common stock issuable upon conversion of this Note (individually and collectively, the "Company Securities") will be issued in accordance with an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), and that the Company Securities cannot be sold, assigned, transferred, hypothecated or otherwise disposed of, unless the Company Securities are included in a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission (the "SEC"), or if in the opinion of counsel reasonably satisfactory to the Company, an exemption from the registration requirements is available. Payee by its acceptance of this Note further acknowledges that, for the Company Securities to be publicly sold by Payee, absent inclusion in an effective registration statement, Payee would have to comply with Rule 144 as promulgated under the Securities Act, which Rule, as currently in effect, requires among other things, the satisfaction of a one-year holding period. Payee by its acceptance of this Note further acknowledges and agrees that the Company is under no obligation to include any of the Company Securities in any registration statement that may be filed by the Company with the SEC. Payee by its acceptance of this Note hereby further acknowledges that the Company Securities will bear an appropriate restrictive legend and that a stop transfer notation will be placed on the transfer agent's books and records. Payee by its acceptance of this Note represents that it is acquiring the Company Securities solely for its own account for investment purposes and not with a view to the distribution thereof.

         3. Assignment. This Note is not negotiable and may not be assigned or transferred by Payee in any manner whatsoever.

         4. Prepayment. This Note may be prepaid in whole or in part at any time prior to the Maturity Date or Conversion Date without any penalty.

         5. Replacement of Note. Upon receipt by Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, Maker shall make and deliver a new Note of like tenor, in lieu of this Note, if
(i) in case of loss, theft or destruction, Maker receives indemnity or security reasonably satisfactory to it, (ii) Maker is reimbursed for all reasonable expenses incidental to such replacement, and (iii) this Note is surrendered and cancelled, if mutilated.

         6. Enforcement of Note. No delay or omission of Payee to exercise any right or power occurring upon any default hereunder shall impair any such right or power or shall be construed as a waiver of any such default or an acquiescence therein.

         7. No Rights of Shareholders. Payee shall not have any of the rights and privileges of a shareholder of the Company with respect to any shares of the Company's common stock issuable upon conversion of this Note, in whole or in part, prior to the Conversion Date.

         8. Merger, Consolidation and Sale. Nothing contained in this Note shall prevent any consolidation or merger of Maker with or into any other corporation or corporations or other entity or entities (whether or not affiliated with Maker) or successive consolidations or mergers in which Maker or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or any substantial portion of the assets of Maker to any other corporation or entity (whether or not affiliated with Maker) authorized to acquire and operate the same.

         9. Announcements and Public Reporting. Payee by its acceptance of this Note acknowledges that Maker is a public reporting company subject to, among other laws, rules and regulations, the public reporting requirements of the United States Securities Exchange Act of 1934, as amended (the "Act"), and that therefore Payee is also subject to the reporting requirements of the Act by reason of its ownership of five percent (5%) or more of the Company's securities, excluding any shares of the Company's common stock issuable upon conversion of this Note. Payee by its acceptance of this Note furthermore acknowledges and agrees that it shall, at its own expense, be solely responsible for complying with all reporting requirements of Payee, relating to this Note or otherwise relating to Payee's ownership of securities of the Company, including without limitation filing any Forms 3 or 4 and amendments to Schedule 13D or
Schedule 13G. In addition, Maker shall, in addition to disclosing the transactions contemplated by this Note as required by the reporting requirements of the Act, be entitled to issue and/or release announcements to others, in its sole and absolute discretion, of the completion of the transactions contemplated by this Note at its expense. Maker by its execution and delivery of this Note to Payee and Payee by its acceptance of this Note hereby agree to cooperate with each other as reasonably required by the other to comply with this Section 9.

         10. Notices. Any and all notices, requests, demands, designations, consents, offers, acceptances or any other communications to be given by any party to any other party under the terms and conditions of this Note shall be in writing and deemed received upon delivery if delivered in person, five (5) days after mailing, if sent by certified mail or its equivalent, postage prepaid return receipt requested, or on the next business day if sent by reputable overnight courier, as follows:

               If to Maker:              Teda Travel Incorporated
                                         Attention: Godfrey Hui, CEO
                                         Suite 1801, Chinachem Johnston Plaza
                                         178 Johnston Road
                                         Wanchai, Hong Kong

               If to Payee:              Magnolia Group Holdings Ltd.
                                         Attention: Wang Zuo Fei, Chairman
                                         Unit 1602, 16/F., Malaysia Building
                                         50 Gloucester Road
                                         Wanchai, Hong Kong

Any party may change its address for receiving notice by written notice given to the others named above in accordance with this Section 10.

11. Miscellaneous.

         11.1. Authority to Contract. Maker represents and warrants to Payee that Maker is authorized to enter into this Note and to be bound by its terms.

         11.2. Further Assurances. Each party agrees to execute and deliver any and all such other and additional instruments and documents and do any and all such other acts and things as may be necessary or expedient to fully effectuate this Note and carry out the relationship contemplated hereunder.

         11.3. Governing Law and Venue. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Florida in the United States of America, without giving effect to its choice of law provisions, except to the extent preempted by the federal law of the United States of America, which shall to the extent govern. Any action or claim arising from, under or pursuant to this Note shall be brought in the courts, state or federal, within the State of Florida, and the parties expressly waive the right to bring any legal action or claims in any other courts. Maker by its execution and delivery of this Note to Payee and Payee by its acceptance of this Note hereby consent to venue in any state or federal court within the State of Florida having jurisdiction over Broward County for all purposes in connection with any action or proceeding commenced between the parties hereto in connection with or arising from this Note.

         11.4. Headings. The section headings in this Note are inserted for purposes of convenience only, and shall not affect in any way the meaning or interpretation hereof.

         11.5. Partial Invalidity. If any provision of this Note is held unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         11.6. Construction. This Note shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Note to be drafted.

         11.7. WAIVER OF JURY TRIAL. MAKER BY ITS EXECUTION AND DELIVERY OF THIS NOTE TO PAYEE AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE HERETO INTENTIONALLY, KNOWINGLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH OR PURSUANT TO ANY DISPUTE AMONG THE PARTIES RELATED TO OR ARISING FROM THIS ASSIGNMENT.

                              [SIGNATURE NEXT PAGE]

         IN WITNESS WHEREOF, the Maker has executed this Note as of the date first above written.


                            TEDA TRAVEL INCORPORATED,
                            a Florida corporation

                            /s/ Godfrey Hui, Chief Executive Officer



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

                                    EXHIBIT A
                                    ---------

                            TEDA TRAVEL INCORPORATED
                                SCHEDULE TO NOTE
                                ----------------

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                                        Unpaid Principal    Borrowing Availability      Name of Person
Date             Amount of Loan         Balance of Note        Under Note               Making  Notation
====================================================================================================================
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


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